EXHIBIT 5.1


                                October 3, 1997

AnnTaylor Stores Corporation
142 West 57th Street
New York, New York 10019

            Re:   Registration Statement on Form S-8 of AnnTaylor Stores
                  Corporation

Ladies and Gentlemen:

    I am Senior Vice President, General Counsel and Secretary of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and am familiar with the corporate affairs of the Company. This opinion is being delivered in connection with the Registration Statement on Form S-8 (File No. 33- ) of the Company (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) 75,000 restricted shares of the Company's common stock, par value $.0068 per share (the "Common Stock"), issued to J. Patrick Spainhour, the Company's Chairman and Chief Executive Officer, pursuant to the employment agreement between the Company and Mr. Spainhour, as amended as of August 23, 1996 (the "Spainhour Agreement") and (ii) 30,000 restricted shares (together with the 75,000 restricted shares issued to Mr. Spainhour, the "Shares") of Common Stock issued to Patricia DeRosa, the Company's President and Chief Operating Officer, pursuant to the employment agreement, dated November 25, 1996, between the Company and Ms. DeRosa (together with the Spainhour Agreement, the "Agreements").

    In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement, (ii) the Agreements, (iii) the Restated Certificate of Incorporation and the Bylaws of the Company, each as currently in effect and (iv) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance of the Shares and the filing of the Registration Statement and related matters.

    In such examination, I have assumed the genuineness of all signatures (except signatures of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

    I am admitted to the Bar of the State of New York and express no opinion regarding the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

    Based upon and subject to the foregoing and the qualifications and limitations set forth herein, I am of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof under the laws of the State of Delaware.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement.

    This opinion is being furnished to you solely for your benefit in connection with the Registration Statement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without my express prior written consent.

                                    Very truly yours,

                                    Jocelyn F.L. Barandiaran